Exhibit 99.1

January 6, 2006—Mason City, Iowa—Golden Grain Energy, LLC today reported financial results for the Company’s fiscal year ended October 31, 2005.  Net income for the year was approximately $19.2 million which is about $0.70 per unit.  The plant was operational for ten months of the fiscal year, beginning Dec. 13, 2004. Management and directors say they are pleased with the success of both production at the plant and the financial success of the company as a whole.  A more complete annual report will be issued later this month.